                                                                  EXHIBIT (10)N












                        ARMOR ALL PRODUCTS CORPORATION

                               SUPPLEMENTAL PSIP











                                                        Effective August 1, 1989
                                                       Adopted on August 1, 1989

                               TABLE OF CONTENTS



                                                             Page
                                                             ----

A.   PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . .1

B.   ERISA PLAN. . . . . . . . . . . . . . . . . . . . . . . . .1

C.   PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . .1

     1.   Eligibility to Participate . . . . . . . . . . . . . .1
     2.   Election to Participate by Eligible
               Executives and Deferral Election. . . . . . . . .1
     3.   Notification of Participants . . . . . . . . . . . . .2
     4.   Relation to Other Plans. . . . . . . . . . . . . . . .2
          a.   DCAP. . . . . . . . . . . . . . . . . . . . . . .2
          b.   Other Plans . . . . . . . . . . . . . . . . . . .2

D.   AMOUNTS OF DEFERRAL . . . . . . . . . . . . . . . . . . . .3
     1.   PSIP Supplement. . . . . . . . . . . . . . . . . . . .3
     2.   Amount of Deferrals. . . . . . . . . . . . . . . . . .3

E.   COMPANY MATCH . . . . . . . . . . . . . . . . . . . . . . .3
     1.   Eligibility for Match. . . . . . . . . . . . . . . . .3
     2.   Amount of Match. . . . . . . . . . . . . . . . . . . .4

F.   PAYMENT OF DEFERRED COMPENSATION. . . . . . . . . . . . . .4
     1.   Book Account and Interest Credit . . . . . . . . . . .4
     2.   Vesting. . . . . . . . . . . . . . . . . . . . . . . .4
     3.   Method of Payment of Benefits. . . . . . . . . . . . .5
     4.   Date Payment Occurs. . . . . . . . . . . . . . . . . .5

G.   BENEFITS ON DEATH . . . . . . . . . . . . . . . . . . . . .5
     1.   Date Payments Occur and Method
               of Payment. . . . . . . . . . . . . . . . . . . .5
     2.   Designation of Beneficiary . . . . . . . . . . . . . .5

H.   SOURCE OF PAYMENT . . . . . . . . . . . . . . . . . . . . .5

I.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .6
     1.   Withholding. . . . . . . . . . . . . . . . . . . . . .6
     2.   No Assignment. . . . . . . . . . . . . . . . . . . . .6
     3.   Applicable Law; Severability . . . . . . . . . . . . .6
     4.   No Right to Continued Employment, Etc. . . . . . . . .6

J.   ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . .7
     1.   In General . . . . . . . . . . . . . . . . . . . . . .7
     2.   Elections and Notices. . . . . . . . . . . . . . . . .7

                                                             Page
                                                             ----


K.   AMENDMENT OR TERMINATION OF THE PLAN. . . . . . . . . . . .7

L.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .7

     EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . .9

     APPENDIX A - Examples of Deferrals Under Plan . . . . . .A-1

                        ARMOR ALL PRODUCTS CORPORATION

                               SUPPLEMENTAL PSIP


A.   PURPOSE

     This Plan is established to allow certain Company executives to elect to defer compensation which cannot be deferred under the Armor All Products Profit-Sharing Investment Plan ("PSIP") because of limitations of tax laws, and to provide for a Company Match on those deferrals at a rate equivalent to the PSIP's "Matching Employer Contribution".

B.   ERISA PLAN

     This Plan is an unfunded deferred compensation program for a select group of management employees of the Company. The Plan therefore is covered by Title I of ERISA except that it is exempt from Parts 2, 3, and 4 of Title I of ERISA.

C.   PARTICIPATION

     1.   Eligibility to Participate

          The Administrator may, at his discretion, and at any time, and from time to time, select Company executives who may elect to participate in this Plan ("Eligible Executives"). Selection of Eligible Executives may be evidenced by the terms of the executive's employment contract with the Company, or by inclusion among the persons specified in writing by the Administrator.

     The Administrator may, at his discretion, and at any time, and from time to time, provide that executives previously designated are no longer Eligible Executives. If the Administrator determines that an executive is no longer an Eligible Executive, he or she shall remain a Participant in the Plan until all amounts credited to his or her Account prior to such determination are paid out under the terms of the Plan (or until death, if earlier).

     2.   Election to Participate by Eligible Executives and
          Deferral Election

          Each Eligible Executive may become a Participant in the Plan by electing to defer Compensation in accordance with the terms of this Plan. However, no Eligible Executive shall defer any Compensation under this Plan for the first Plan Year in which the Eligible Executive becomes eligible to make deferrals under this Plan unless his "Basic Contributions" under the PSIP made with respect to Compensation earned before November 1 of the Plan

Year are limited by Code section 402(g). If the Eligible Executive's "Basic Contributions" under the PSIP are not so limited by November 1 of the first Plan Year in which the Eligible Executive becomes eligible to elect deferrals under this Plan, then the Eligible Executive's deferral election for that Plan Year shall be void. An election to defer shall be in writing and shall be made at the time and in the form specified by the Administrator. As a condition of electing to defer Compensation under this Plan for a Plan Year, the Eligible Executive shall agree not to change (either by increasing or decreasing) the rate at which the Eligible Executive's compensation is reduced under the PSIP to make "Basic Contributions" under PSIP. On electing to defer Compensation under this Plan, the Eligible Executive shall be deemed to accept all other terms and conditions of this Plan.

          All elections to defer amounts under this Plan shall be irrevocable and shall be made pursuant to an election executed and filed with the Administrator before the amounts so deferred are earned. All elections to defer 1989 Compensation shall apply only to Compensation earned after the election is filed with the Administrator and shall be executed and filed with the Administrator no later than August 30, 1989. An election to defer Compensation earned in later Years shall be made prior to the beginning of any such Year. However, if an executive is first selected to be an Eligible Executive after the beginning of a Year, he may make an election to defer Compensation for that Year no later than 30 days after the date he becomes an Eligible Executive, and such election shall apply only to Compensation earned after the election is filed with the Administrator.

     3.   Notification of Participants

          The Administrator shall annually notify each Eligible
Executive that he or she may participate in the Plan for the next
Year.

     4.   Relation to Other Plans

          a.   DCAP

               An Eligible Executive may participate in this Plan and may also participate in the Armor All Products Corporation Deferred Compensation Administration Plan ("DCAP"). However, no amounts may be deferred under this Plan which have been deferred under the DCAP or any other plan of the Company.

          b.   Other Plans

               For all other benefit programs maintained by the Company, amounts deferred by an Eligible Executive under this

Plan shall, to the extent relevant, be treated in the same manner as amounts deferred under the DCAP.

D.   AMOUNTS OF DEFERRAL

     1.   PSIP Supplement

          This Plan allows an Eligible Executive to defer Compensation, and receive credit for a Company Match, to the extent that such deferrals (and corresponding Company Match) cannot be made under the PSIP because of the limitations in Code section 402(g) (limiting annual elective deferrals under the PSIP to $7,000, as adjusted from time to time under the Code).

     2.   Amount of Deferrals

          As illustrated in Appendix A, an Eligible Executive may elect to defer under this Plan up to an amount equal to (a) minus
(b), where:

          (a) is the maximum rate of deferral for "Basic
Contributions" under the PSIP multiplied by the Eligible
Executive's Compensation, and

          (b) is the maximum amount that the Eligible Executive is able to defer as a "Basic Contribution" under the PSIP, taking into account the limits of Code section 402(g).

E.   COMPANY MATCH

     1.   Eligibility for Match

          a. For any Year, a Company Match shall be credited only to the Accounts of Eligible Executives who actually defer
Compensation under this Plan for such Year and who are employed by the Company on the March 31 following such Year.

          b. The requirement of employment on March 31 shall not apply to any Eligible Executive who terminates his employment with the Company (i) on or after attaining age 55 and completing ten "Years of Service" under the PSIP, (ii) due to retirement under the terms of the McKesson Corporation Retirement Plan,
(iii) on or after attaining age 65, or (iv) due to permanent and total disability as determined under the PSIP. In this case, any Company Match for the year of such Eligible Executive's termination of employment shall not be credited to an Account hereunder but shall be paid (to the extent vested) in a single sum to him or his beneficiaries as soon as practicable after the amount of that match is determined by the Company.

     2.   Amount of Match

          The amount of the Company Match credited to the Account of an Eligible Executive who is a Participant for any Year shall be a percentage of the Eligible Executive's deferrals under this Plan for the Year. This percentage shall be the same percentage as the "Matching Employer Contribution" (as defined in the PSIP) percentage that would have been credited to the Eligible Executive's PSIP account if his deferrals under this Plan had been made under the PSIP. In determining this amount, the Administrator shall take into account, as illustrated in example 3 in Appendix A, the different "Matching Employer Contribution" rates that may apply under PSIP during a Plan Year.

F.   PAYMENT OF DEFERRED COMPENSATION

     1.   Book Account and Interest Credit

          Both Compensation deferred by a Participant and any Company Match for the benefit of a Participant shall be credited to a separate bookkeeping account maintained for such Participant (the "Account"). Earnings shall be credited to each Account (both on the Participant's deferrals and on any Company Match credited to his Account hereunder) at a rate equal to the amount earned during that same period by amounts invested under the PSIP's Guaranteed Principal and Interest investment option. Interest shall be credited to each Account as of the end of each month.

     2.   Vesting.

          a. A participant shall be 100% vested at all times in the value of his elective deferrals and earnings thereon credited to his Account.

          b. A Participant shall vest in the amounts of Company Match and earnings thereon credited to his Account at the same time and in the same manner as if these amounts were "Matching Employer Contributions" under the PSIP and if the rules of the PSIP concerning vesting applied to such amounts. For this purpose, any Company Match shall be deemed to be credited to an Account as of the March 31 with respect to which such Company Match is determined. Any amounts that would be forfeited under the rules of the PSIP applicable to "Matching Employer Contributions" under that plan shall be forfeited hereunder. Any forfeiture under this Plan of any portion of the Company Match credited to a Participant's Account shall eliminate any obligation of the Company to pay the forfeited amount hereunder.

     3.   Method of Payment of Benefits

          The value of the vested amounts credited to a Participant's Account as of the date of his Payment Event shall be paid to him in a single lump sum. (If any Company Match is payable under Section E.l.b. hereunder, that amount may be paid separately and at a later date as provided in such section.)

     4.   Date Payment Occurs

          Payment shall be made as soon as practicable after the earliest Payment Event occurs.

G.   BENEFITS ON DEATH

     1.   Date Payment Occurs and Method of Payment

          If a Participant dies before distribution of the amount credited to his or her Account, such distribution shall be paid to his or her Beneficiary in a single lump sum as soon as practicable after the death of the Participant.

     2.   Designation of Beneficiary

          A Participant may designate any person or entity as his or her Beneficiary, but may not designate more than one person or any person that is not a natural person without the approval of the Administrator. Designation shall be in writing and shall become effective only when filed with (and, if appropriate, approved by) the Administrator. Such filing must occur before the Participant's death. A Participant may change the Beneficiary, from time to time, by filing a new written designation with (and, if appropriate, approved by) the Administrator. If the Participant is married, any Beneficiary designation which does not designate the Participant's spouse to receive at least one-half of the Participant's Account shall only become effective when approved in writing by the Participant's spouse.

          If the Participant fails to effectively designate a Beneficiary in accordance with the Administrator's procedures or the person designated by the Participant is not living at the time the distribution is to be made, then his or her Beneficiary shall be his beneficiary under the PSIP.

H.   SOURCE OF PAYMENT

     Amounts paid under this Plan shall be paid from the general funds of the Company, and each Participant and his or her Beneficiaries shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of any Participant or Beneficiary, or create any fiduciary relationship between the Company and any Participant or Beneficiary with respect to any assets of the Company.

I.   MISCELLANEOUS

     1.   Withholding

          Each Participant and Beneficiary shall make appropriate arrangements with the Company for the satisfaction of any federal, state, or local income tax withholding requirements and Social Security or other employment tax requirements applicable to the payment of benefits under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

     2.   No Assignment

          The benefits provided under this Plan may not be alienated, assigned, transferred, pledged, or hypothecated by any person, at any time. These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments or executions.

     3.   Applicable Law: Severability

          The Plan hereby created shall be construed, administered, and governed in all respects in accordance with ERISA and the laws of the State of California to the extent that the latter are not preempted by ERISA. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.

     4.   No Right to Continued Employment, Etc.

          Neither the establishment or maintenance of the Plan nor the crediting of any amount to any Participant's Account, nor the designation of an executive as an Eligible Executive, shall confer upon any individual any right to be continued as an employee of the Company or shall affect the right of the Company to terminate any executive's employment or change any terms of his employment at any time.

J.   ADMINISTRATION OF THE PLAN

     1.   In General

          The Plan Administrator shall be the Vice President, Personnel of McKesson Corporation, a Delaware corporation. If the Vice President, Personnel is a Participant, any discretionary action taken as Administrator which directly affects him or her as a Participant shall be specifically approved by the Compensation Committee. The Compensation Committee shall have authority and responsibility to interpret the Plan and shall adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties who have or claim any interest in the Plan.

     2.   Elections and Notices

          All elections and notices made under this Plan shall be in writing and filed with the Administrator at the time and in the manner specified by him or her. All elections to defer under this Plan shall be irrevocable.

K.   AMENDMENT OR TERMINATION OF THE PLAN

          A majority of the Outside Directors may at any time, and from time to time, amend the Plan. Such action shall be prospective only and shall not adversely affect the rights of any Participant or Beneficiary to any benefit previously earned under the Plan. A majority of the Outside Directors may increase or decrease the interest rate credited to Compensation previously deferred but the rate shall not be reduced for periods prior to such action. A majority of the Outside Directors may at any time terminate the Plan; thereupon all amounts credited to the Participant's Account for periods preceding the termination date, plus interest credited thereon, shall promptly be paid, on termination, in single sums to the respective Participants or Beneficiaries entitled thereto.

L.   DEFINITIONS

          For purposes of the Plan, the following terms shall have the meanings indicated:

          1. "Account" means the Account specified in Section F.l.

          2. "Administrator" shall mean the person specified in Section J.l.

          3. "Beneficiary" shall mean the person or entity described by Section G.2.

          4. "Board" shall mean the Board of Directors of Armor All Products Corporation, a Delaware corporation.

          5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          6. "Company" shall mean Armor All Products Corporation, a Delaware corporation.

          7. "Company Match" shall mean, with respect to a Plan Year, the amount credited to the Account of an Eligible Employee in accordance with Section E.

          8. "Compensation" shall mean, with respect to a Plan Year, all "Compensation", as defined in the PSIP, earned during that Plan Year except that the annual limit under the PSIP established by Code section 401(a)(17) shall not apply.

          9. "Compensation Committee" shall mean the Compensation Committee of the Board.

          10. "DCAP" shall mean the Armor All Products Corporation Deferred Compensation Administration Plan.

          11. "Eligible Executive" shall mean an employee of the Company selected as being eligible to participate in this Plan under Section C.

          12. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          13. "Outside Directors" shall mean those members of the Board who are not employees of the Company and who have not deferred under this Plan Compensation earned as an employee.

          14. "Participant" shall be any Company executive for whom amounts are credited to an Account under this Plan. Upon his or her death, his or her Beneficiary shall be a Participant until all amounts are paid out of his or her Account.

          15.  "Payment Event":

               (a) For any Participant shall mean the earliest of the following: retirement from the Company, death, other termination of employment with the Company, or permanent and total disability as determined under the PSIP;

               (b) With respect to every Participant shall mean a "Change in Control" as determined under DCAP.

          16. "Plan" shall mean the Armor All Products Corporation Supplemental PSIP.

          17. "Plan Year" or "Year" shall mean the calendar year.

          18. "PSIP" shall mean the Armor All Products Profit-Sharing Investment Plan, as amended from time to time.



          Adopted on August 1, 1989, in the City and County of San Francisco, State of California.



                                   ARMOR ALL PRODUCTS CORPORATION

                                   By   /s/Jeffrey M. Sherman
                                   ------------------------------

                                   Its  President and Chief
                                        Executive Officer
                                   ------------------------------

                                   August 1, 1989